Exhibit 10.31

AMENDMENT NO. 1 TO

AGREEMENT

Amendment No. 1, dated as of June 16, 2011 (the “Amendment”), by and between Lucid, Inc. (the “Company”) and Northeast LCD Capital, LLC  (the “Guarantor”) to the Agreement dated as of July 9, 2010 (the “Pledge Agreement”) by and between the Company and the Guarantor.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Pledge Agreement.

WITNESSETH

WHEREAS, the parties entered into the Pledge Agreement pursuant to which, among other things, the Guarantor provided a limited guaranty of the Company’s indebtedness and pledged an account to secure that indebtedness, and

WHEREAS, Lucid agreed to cause the Guaranty and the Pledged Account released on or before July 9, 2011, and

WHEREAS, the parties hereto desire to extend the outside date for the release of the Guaranty and the Pledged Account,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

AMENDMENT TO COLLATERAL AGREEMENT

Section 1.1                                      The last two sentences of Section 3 of the Pledge Agreement are hereby deleted and the following is substituted in its place:

“If the IPO does not occur before January 1, 2012, then Lucid shall pay the fee accrued in any event immediately. Further, if the Limited Guaranty and Pledge Agreement is not released by the Bank on or before January 1, 2012, then Lucid shall pay the amount of the Pledged amount to Northeast immediately.”

ARTICLE II.

MISCELLANEOUS

Section 2.1                                      Recitals.  The recitals set forth in the “Whereas” clauses in this Amendment are true and correct and are hereby incorporated herein by reference and made a part of the Collateral Agreement as amended hereby.

Section 2.2                                      Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

Section 2.3                                      Ratification/Waiver.  The parties hereto hereby ratify and approve the Pledge Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Pledge Agreement as amended hereby are in full force and effect, and that all other terms and provisions of the Pledge Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

LUCID, INC.

By:	/s/ Jay M. Eastman
Name:	Jay M. Eastman
Title:	Chief Executive Officer

NORTHEAST LCD CAPITAL, LLC

By:	/s/ C. Wesley Crowell
Name:	C. Wesley Crowell
Title:	Manager